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Exhibit 10.1  Stock Purchase Agreement for James N. Koury

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NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, NO RIGHT TO PURCHASE
SHARES OF CERRITOS VALLEY BANCORP'S COMMON STOCK SHALL BE GRANTED UNLESS THE CERRITOS VALLEY BANCORP 1993 STOCK PURCHASE PLAN SHALL HAVE FIRST BEEN APPROVED BY THE SHAREHOLDERS OF CERRITOS VALLEY BANCORP.

                             CERRITOS VALLEY BANCORP

                             STOCK PURCHASE AGREEMENT

     This stock purchase agreement (the "Agreement") is made and entered into as of the 21st day of December, 1993, by and between Cerritos Valley Bancorp, a California corporation (the "Bancorp"), and James Koury, ("Participant");

     WHEREAS, pursuant to the Cerritos Valley Bancorp 1993 Stock Purchase
Plan (the "Plan"), a copy of which is attached hereto, the Board of Directors of the Bancorp (or the Committee, if authorized by the Board of Directors) has granted to Participant a right to purchase all or any part of one hundred fifty thousand (150,000) authorized but unissued shares of the Bancorp's common stock for cash at the price of Six Dollars ($6.00) per share, such right to be for the term and upon the terms and conditions hereinafter stated;

     NOW, THEREFORE, it is hereby agreed:

     1. GRANT OF RIGHT. Pursuant to said action of the Board of Directors (or the Committee, if authorized) the Bancorp hereby grants to Participant the right to purchase, upon and subject to the terms and conditions of the Plan, as amended, which is incorporated in full herein by this reference, all or any part of one hundred fifty thousand (150,000) shares of the Bancorp's common stock (hereinafter called "stock") at the price of Six Dollars ($6.00) per share, which price is not less than one hundred percent (100%) of the fair market value of the stock as of the date of action of the Board of Directors (or the Committee, if authorized) granting this right.

     2. EXERCISABILITY. This right shall be exercisable as to twenty percent (20%) per year commencing November 16, 1994 with an additional twenty percent (20%) per year up to November 16, 1998 at which time the right shall be totally exercisable. This right shall remain exercisable as to all of such shares until November 1, 2003 (but not later than ten (10) years from the date this right is granted) unless this right has expired or terminated earlier in accordance with the provisions hereof. Shares as to which this right becomes exercisable pursuant to the foregoing provision may be purchased at any time prior to expiration of this right.

     3. EXERCISE OF RIGHT. This right may be exercised by written notice delivered to the Bancorp stating the number of shares with respect to which this right is being exercised, together with cash in the amount of the purchase price of such shares. Not less than five thousand (5,000) shares may be purchased at any one time unless the number purchased is the total number which may be purchased under this right and in no event may the right be exercised with respect to fractional shares. Upon exercise, Participant shall make appropriate arrangements and shall be responsible for the withholding of any federal and state taxes then due.

     4. CESSATION OF DIRECTORSHIP OR EMPLOYMENT. Except as provided in Paragraphs 2 and 5 hereof, if Participant shall cease to be a director or employee of the Bancorp or a subsidiary corporation for any reason other than Participant's death or disability, [as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended from time to time (the "Code")] this right shall expire ninety (90) days thereafter. During the ninety (90) day period this right shall be exercisable

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only as to those installments, if any, which had accrued as of the date when
Participant ceased to be a director or employee of the Bancorp or the subsidiary corporation.

     5. TERMINATION OF EMPLOYMENT FOR CAUSE. If Participant's employment with the Bancorp or a subsidiary corporation is terminated for cause, this right shall expire thirty (30) days from the date of such termination. Termination for cause shall include, but not be limited to, termination for malfeasance or gross misfeasance in the performance of duties or conviction of illegal activity in connection therewith or any conduct detrimental to the interests of the Bancorp or a subsidiary corporation, and, in any event, the determination of the Board of Directors with respect thereto shall be final and conclusive.

     6. NONTRANSFERABILITY; DEATH OR DISABILITY OF PARTICIPANT. This right shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable during Participant's lifetime only by Participant. If Participant dies while serving as a director or employee of the Bancorp or a subsidiary corporation, or during the ninety (90) day period referred to in Paragraph 4 hereof, this right shall expire one year after the date of Participant's death or on the day specified in Paragraph 2 hereof, whichever is earlier. After Participant's death but before such expiration, the persons to whom Participant's rights under this right shall have passed by will or by the applicable laws of descent and distribution or the executor or administrator of Participant's estate shall have the right to exercise this right as to those shares for which installments had accrued under Paragraph 2 hereof as of the date on which Participant ceased to be a director or employee of the Bancorp or a subsidiary corporation.

     If Participant terminates his or her directorship or employment because of disability, (as defined in Section 22(e)(3) of the Code), Participant may exercise this right to the extent he or she is entitled to do so at the date of termination, at any time within one (1) year of the date of termination, or before the expiration date specified in Paragraph 2 hereof, whichever is earlier.

     7. EMPLOYMENT. This Agreement shall not obligate the Bancorp or a subsidiary corporation to employ Participant for any period, nor shall it interfere in any way with the right of the Bancorp or a subsidiary corporation to reduce Participant's compensation.

     8. PRIVILEGES OF STOCK OWNERSHIP. Participant shall have no rights as a shareholder with respect to the Bancorp's stock subject to this right until the date of issuance of stock certificates to Participant.

     9. MODIFICATION AND TERMINATION. The rights of Participant are subject to modification and termination upon the occurrence of certain events as provided in Sections 12 and 13 of the Plan.

     10. NOTIFICATION OF SALE. Participant agrees that Participant, or any person acquiring shares upon exercise of this right, will notify the Bancorp not more than five (5) days after any sale or other disposition of such shares.

     11. REPRESENTATIONS OF PARTICIPANT. No shares issuable upon the exercise of this right shall be issued and delivered unless and until the Bancorp has complied with all applicable requirements of California and federal law and of the Securities and Exchange Commission and the California Department of Corporations pertaining to the issuance and sale of such shares, and all applicable listing requirements of the securities exchanges, if any, or the Bancorp has determined to its satisfaction that it is exempt from such requirements. Participant agrees to ascertain that such requirements shall have been complied with at the time of any exercise of this right. In addition, if the Participant is an "affiliate" for purposes of the Securities Act of 1933 or a director or officer for purposes of Section 16 of the Securities and Exchange Act of 1934, there may be additional restrictions on the resale of stock, and Participant therefore agrees to ascertain what those restrictions are and to abide by the restrictions and other applicable federal and state securities laws.

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     Furthermore, the Bancorp may, if it deems appropriate, issue stop transfer instructions against any shares of stock purchased upon the exercise of this right and affix to any certificate representing such shares the legends which the Bancorp deems appropriate.

     Participant represents that the Bancorp, its directors, officers, employees and agents have not and will not provide tax advice with respect to the right, and Participant agrees to consult with his or her own tax advisor as to the specific tax consequences of the right, including the application and effect of federal, state, local and other tax laws.

     12. NOTICES. Any notice to the Bancorp provided for in this Agreement shall be addressed to it in care of its President or Chief Financial Officer at its executive offices and any notice to Participant shall be addressed to Participant's address on file with the Bancorp or a subsidiary corporation, or to such other address as either may designate to the other in writing. Any notice shall be deemed to be duly given if and when enclosed in a properly sealed envelope and addressed as stated above and deposited, postage prepaid, with the United States Postal Service. In lieu of giving notice by mail as aforesaid, any written notice under this Agreement may be given to Participant in person, and to the Bancorp by personal delivery to its President or Chief Financial Officer.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PARTICIPANT                               CERRITOS VALLEY BANCORP


By  /s/ James N. Koury                    By  /s/ Kay Toma MD
   -------------------------------           -------------------------------
     James N. Koury                          Dr. Kay Toma
                                             Chairman

                                          By  /s/ Larry A. Ellison
                                             -------------------------------
                                             Larry A. Ellison
                                             Executive Vice President
                                             Chief Financial Officer & Cashier






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